EXHIBIT 99.1

JOINT FILER INFORMATION

Title of Non-Derivative Securities: Common Stock

Title of Derivative Securities: Warrants (right to buy Common Stock)

Issuer & Ticker Symbol: LPATH, Inc. (LPTN)

Date of event requiring statement: August 13, 2008

Designated Filer:

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, NY 10019

Other Joint Filer Information:

Lehman Brothers Inc., a Delaware corporation, a direct wholly-owned subsidiary of the Reporting Person and direct 100% parent of LB I Group Inc.

745 Seventh Avenue

New York, NY 10019

Relationship of Joint Filer to Issuer: 10% Owner

Ownership Form: Indirect

LB I Group Inc., a Delaware corporation, a direct wholly-owned subsidiary of Lehman Brothers Inc.

399 Park Avenue

New York, NY 10022

Relationship of Joint Filer to Issuer: 10% Owner

Ownership Form: Direct

Signatures of Joint Filers:

LEHMAN BROTHERS INC.

By:	/s/ Gwen J. Zeisler
Name: Gwen J. Zeisler Title: Vice President

LB I GROUP INC.

By:	/s/ Gwen J. Zeisler
Name: Gwen J. Zeisler Title: Vice President

Date: August 15, 2008